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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 22, 2000
(Date of Report)

NETWORK COMMERCE INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-26707	91-1628103
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 First Avenue South, Suite 200 North, Seattle, WA 98104
(Address of Principal Executive Offices, including Zip Code)

(206) 223-1996
(Registrant's Telephone Number, Including Area Code)

Item 2. Acquisition or Disposition of Assets

    On December 22, 2000, Network Commerce Inc. ("Network Commerce") acquired all of the outstanding stock of Internet Domain Registrars Corp., a California corporation doing business as registrars.com ("IDR"), pursuant to a Stock Purchase Agreement dated as of December 22, 2000, among Network Commerce, IDR, William Jo Holdings (Barbados) Ltd. and Paul Lum Holdings (Barbados) Ltd., the shareholders of the foregoing entities, William Jo and Paul Lum.

    IDR, a privately-held company established in 1997, offers top-level, country-level and multi-lingual domain name registration to businesses and individuals.

    Under the terms of the stock purchase agreement, Network Commerce purchased all of IDR's outstanding capital stock, from IDR's shareholders. A total of 7,650,000 shares of Network Commerce common stock were issued to the shareholders of IDR on December 22, 2000 in connection with the transaction, of which 1,000,000 shares are being held in escrow for one year for indemnification purposes. Network Commerce will also pay to the shareholders of IDR a total of $750,000 in cash from Network Commerce's working capital to be made in three equal payments during 2001. Pursuant to the terms of the transaction, employees of IDR who continue to be employed by Network Commerce or its subsidiaries after the closing of this transaction will be granted 219,000 shares of Network Commerce common stock. In addition, the shareholders and employees of IDR who continue to be employed by Network Commerce or its subsidiaries after the closing of this transaction are eligible to receive up to an additional 3,281,000 shares of Network Commerce common stock over the next eighteen months based on earn-out provisions. An additional 600,000 shares of common stock of Network Commerce were issued to certain other persons in connection with the resolution of potential claims against IDR and/or compensation for services rendered to IDR in connection with this transaction. The consideration paid by Network Commerce in connection with the acquisition of IDR was determined in arm's length negotiations between Network Commerce and IDR. Network Commerce will account for the transaction as a purchase transaction.

    Pursuant to the stock purchase agreement, IDR's shareholders agreed to jointly and severally indemnify Network Commerce for, among other things, any damages Network Commerce suffers because of: (1) any inaccuracy in the representations and warranties made by IDR or any of its shareholders in connection with the stock purchase agreement and the other documents related to the acquisition of IDR, and (2) claims relating to the operation of IDR's business before the acquisition became effective. To secure these indemnification obligations, 1,000,000 shares of Network Commerce common stock issued to the shareholders pursuant to the stock purchase agreement will be held by an escrow agent for one year.

    Network Commerce issued the shares of Network Commerce common stock to the shareholders of IDR pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) and Regulation D of the Securities Act. The shares of Network Commerce common stock to be granted to eligible employees of IDR will be issued under Network Commerce's 1999 Nonofficer Employee Stock Option Plan for which a registration statement of Form S-8 is on file with the Securities and Exchange Commission.

    The stock purchase agreement is filed as an exhibit to this report and is incorporated into this report by reference. This summary of the provisions of the stock purchase agreement is not complete, and you should refer to the exhibits for a copy of the actual stock purchase agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)
Financial Information

    Not applicable.

2

(b)
Pro Forma Financial Information

    Not applicable

(c)
Exhibits

2.1
Stock Purchase Agreement dated as of December 22, 2000, among Network Commerce Inc., Internet Domain Registrars Corp., William Jo Holdings (Barbados) Ltd., Paul Lum Holdings (Barbados) Ltd., William Jo and Paul Lum

99.1
Press Release dated December 22, 2000

3

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK COMMERCE INC.
Dated: January 4, 2001	By:	Dwayne M. Walker Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Stock Purchase Agreement dated as of December 22, 2000, among Network Commerce Inc., Internet Domain Registrars Corp., William Jo Holdings (Barbados) Ltd., Paul Lum Holdings (Barbados) Ltd., William Jo and Paul Lum
99.1	Press Release dated December 26, 2000

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EXHIBIT INDEX